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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

     With respect to the accompanying registration statement (No.333-xxxxx) on Form S-8 of Homestead Village Incorporated relating to the Homestead Village Incorporated 1996 Long-Term Incentive Plan, we consent to the incorporation by reference of:

          (i) our report dated May 1, 1996 on the combined balance sheets of the PTR-Homestead Village Group as of December 31, 1994 and 1995, the related combined statements of operations, owners' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and the related combined schedule as of December 31, 1995, included in the Homestead Village Incorporated Post-Effective Amendment No. 1 on Form S-1 to Registration Statement on Form S-4 (File No. 333-4455) filed with the Securities and Exchange Commission;

          (ii) our report dated May 1, 1996 on the combined balance sheet of the Atlantic-Homestead Village Group as of December 31, 1995, the related combined statements of operations, owners' equity and cash flows for the period from April 3, 1995 (date of formation) through December 31, 1995 and the related combined schedule as of December 31, 1995, included in the Homestead Village Incorporated Post-Effective Amendment No. 1 on Form S-1 to Registration Statement on Form S-4 (File No. 333-4455) filed with the Securities and Exchange Commission; and

          (iii) our report dated May 1, 1996 on the combined balance sheets of SCG-Homestead Village Group as of December 31, 1994 and 1995 and the related combined statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, included in the Homestead Village Incorporated Post-Effective Amendment No. 1 on Form S-1 to Registration Statement on Form S-4 (File No. 333-4455) filed with the Securities and Exchange Commission.

                                           /s/ KPMG Peat Marwick LLP

Chicago, Illinois
December 3, 1996


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